Exhibit 15.1

MyRxWallet North America Corporation Blockchain - Secured, Patient - Controlled EHR Platform Company Overview Regulation A+ Offering | June 2026 $74.98M Max Offering $85.00 Price / Share 882,127 Shares Offered 317/317 ONC Inferno Pass IMPORTANT: This presentation does not constitute an offer to sell or solicitation to buy securities. Offering statement filed but not yet qualified by the SEC. No commitment may be accepted prior to qualification. See full disclosures on next slide. CONFIDENTIAL — FOR INSTITUTIONAL USE ONLY | CIK: 0002041886 | EIN: 33 - 1503628 | myrxwallet.io

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IMPORTANT DISCLOSURES — PLEASE READ BEFORE PROCEEDING REGULATION A — NOT YET QUALIFIED An offering statement on Form 1 - A has been filed with the SEC (CIK: 0002041886) but has not yet been qualified. This presentation does not constitute an offer to sell or a solicitation to buy any securities. No money or consideration is being solicited. No commitment, binding or otherwise, may be accepted prior to qualification. Any offer may be withdrawn at any time before acceptance after the date of qualification. FORWARD - LOOKING STATEMENTS This presentation contains forward - looking statements subject to risks and uncertainties that could cause actual results to differ materially. Statements regarding future milestones, listings, revenue, acquisitions, certifications, grants, and similar matters are forward - looking. No assurance can be given that any forward - looking statement will prove correct. The Company undertakes no obligation to update such statements. GOING CONCERN / DEVELOPMENT STAGE MyRxWallet is a development - stage company with no revenues, no commercialized product, and no established public trading market. Independent auditors have expressed substantial doubt about the Company's ability to continue as a going concern. Past performance of any referenced transaction or market is not indicative of future results. NO GOVERNMENT ENDORSEMENT References to SAM.gov, UEI, CAGE Code, ONC Inferno, eRA Commons, and Grants.gov are factual recitations of registration and application status only. They do not imply endorsement, approval, or affiliation by any U.S. government agency, including HHS, NIH, ONC, DHS, SBA, or the SEC. This presentation has not been filed as a Rule 255 solicitation - of - interest communication and is intended solely for limited institutional use. Prospective investors must review the full offering circular on EDGAR before investing. KEY RISK FACTORS — Summary (See Full Form 1 - A for Complete Disclosure) ● Development - stage: no revenues, no product, going concern doubt expressed by auditors භ Noah Therapeutics SPA not yet closed; Noah is not currently a subsidiary ● No public trading market; may be illiquid indefinitely; Form 8 - A and OTCQB not guaranteed භ CEO controls ~71.48% of voting power; investors have limited ability to influence decisions ● $1.147B related - party notes (CEO - controlled); conversion would significantly dilute shareholders භ No minimum offering; no escrow; may raise far less than $74.98M ● India land (~$104.2M cash): title only upon full payment; no assurance of closing

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Company Overview Who We Are & What We Build MyRxWallet North America Corporation is a Wyoming - incorporated, development - stage healthcare technology company building patient - controlled Electronic Health Records (EHR) — secured by blockchain, compliant with FHIR and ONC standards, and designed to give patients greater data access and control. Founded October 2024 | Wyoming Corporation Headquarters Las Vegas, Nevada (Commercial Virtual Office) Structure Parent + 3 Active Subsidiaries + VC Arm ONC Certified 317/317 Inferno (g)(10) Pass — April 17, 2026 (inferno.healthit.gov) Federal IDs UEI: MVKQW9DKKGB8 | CAGE: 20KM5 | SAM.gov Active Auditor LAO Professionals (PCAOB - Registered) Our Mission Your health story belongs to you. We believe every patient deserves the right to own, control, and benefit from their own medical records — not surrender them to systems that profit in their absence. MyRxWallet exists to return that power to the people it was always meant for, secured by blockchain and built on the conviction that true healthcare begins with patient autonomy. Platform Highlights (Development Stage) FHIR R4 - compliant EHR — patient & provider portals Blockchain - secured records (Hyperledger Fabric 2.5 LTS) AI - driven clinical decision support (in development) Tokenized consent framework (planned; subject to legal/regulatory review) HIPAA & ONC (g)(10) compliance architecture

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The Problem & Our Solution Healthcare Data Is Broken — We Intend to Fix It THE PROBLEM Patients have limited ownership or control over their health records Fragmented data silos prevent coordinated, efficient care Healthcare data breaches expose millions of patients annually Providers spend significant time on administrative inefficiencies Patient data is monetized by systems — patients typically don't share in that value Interoperability gaps block meaningful care coordination THE MyRxWallet SOLUTION Development Stage Patient portal with real - time access to health data Blockchain - anchored immutable records (Hyperledger Fabric) HIPAA / GDPR / ONC (g)(10) compliance architecture AI - powered health insights & clinical decision support (in development) Tokenized data consent framework (planned; subject to legal/regulatory review) Provider workflow: scheduling, prescriptions, care coordination

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Platform Architecture & Key Features ONC - Certified. FHIR - Native. Blockchain - Secured. ONC Inferno (g)(10) Standardized API Test Suite v8.0.0 — 317 / 317 Tests PASSED | April 17, 2026 | inferno.healthit.gov Patient Portal Real - time lab, imaging & prescription access Appointment scheduling & telehealth integration 2FA encrypted login with biometric options AI - driven personalized health insights (in development) Prescription refill management & reminders Immutable blockchain record of each update Provider Workflow Appointment & care coordination tools Prescription management + e - prescribing Role - Based Access Control (RBAC) Complete audit trail via blockchain CDS (clinical decision support) integration Analytics, reporting & coding assistance Blockchain & AI Layer Hyperledger Fabric 2.5 LTS infrastructure (live) Blockchain - based patient identity layer Smart - contract consent controls (planned) Token - based incentive framework (planned; subject to legal review) FHIR R4 - compliant interoperability APIs AI predictive modeling (in development)

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Corporate Structure Parent Company + Integrated Subsidiary Ecosystem MyRxWallet North America Corporation Wyoming, USA | CIK 0002041886 | Parent / Registrant MyRxWallet Prana Private Limited India (Hyderabad) 100% Wholly - Owned APAC operations, land program, biobank, CRO acquisition MyRxWallet DAO, LLC Wyoming, USA 100% Wholly - Owned Technology backbone — EHR software, blockchain, AI, IP licensing MyRxWallet Venture Capital Inc. Wyoming, USA 100% Wholly - Owned Strategic M&A arm, formed March 2026 Controlled Under MyRxWallet Prana Private Limited: Bio - Blockchain Intelligence Pvt. Ltd. Majority / Controlling — ACQUIRED November 2025 Consideration: 8,875,740 NAC shares (~$750M aggregate, Board - determined; no formal third - party appraisal). Biobank, genomics, blockchain biomedical data intelligence. Noah Therapeutics Pvt. Ltd. 70% SPA — NOT YET CLOSED CRO based in Hyderabad. SPA dated June 17, 2025. Noah is NOT currently a subsidiary. SPA may not close on expected terms or at all. Independent pharma MSA in place (not yet a Company obligation).

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India Infrastructure Acquisition Program

Hyperscale Health-Data Campus & Biobank — Pending Closing, Contingent on Offering Proceeds

⚠ IMPORTANT: Prana does NOT currently own any of these land parcels. Cash consideration of ~$104.2M has not been paid. Title transfers only upon FULL cash payment from offering proceeds. Closings are not assured and may not occur on expected terms or at all.

Property / Location	Agreed Date	Total Value	Cash Remaining	Status
216 Acres — Medak District, Telangana (NH-44 corridor, hyperscale data center site)	Aug 9, 2025	~$83.6M	~$83.5M	AoS executed; extended via Affidavit 12/11/2025; 1% IPO closing penalty if applicable
147.07 Acres — Vemulapalli Farms Andhra Pradesh (Bio-Blockchain counterparty)	Aug 20, 2025	~$12.2M	~$12.2M	AoS executed; ~$855K stamp duty payable to Govt of AP upon closing
10 Acres — Medak District, Telangana (Logistics & biobank specimen facility)	Aug 16, 2025	~$7.1M	~$7.0M	AoS executed; title at sub-registrar upon full cash payment
5 Acres — Siddipet District, Telangana (Logistics center / warehouse / mixed-use)	Aug 16, 2025	~$1.45M	~$1.45M	AoS executed; title at sub-registrar upon full cash payment
41 Acres — Medak, Telangana (LEASE) 30-year term, solar-power logistics	Aug 15, 2025	Lease	₹41K/acre/mo (qtly, after 12 mos)	Agreement to Lease; no title transfer; quarterly rent only

Total Pending Cash Consideration (Sale Agreements): ~$104.2 Million — payable from offering proceeds; no assurance closings will occur.

Strategic Acquisitions: CRO & Biobank Intelligence Building the Integrated Healthcare Ecosystem Type Contract Research Organization (CRO) — Hyderabad, Telangana, India Status 70% SPA signed June 17, 2025 — ACQUISITION NOT YET CLOSED Consideration 843,750 NAC shares (~$20.25M aggregate) Partial Xfer 572,916 + 125,200 shares issued Sept 19, 2025 Minority 30% held by original Noah Therapeutics promoters (unaffiliated) MSA Independent pharma MSA in place (not yet an obligation of the Company) Why Noah? Accelerated drug development with established global site networks Integrates CRO clinical data into the MyRxWallet EHR ecosystem Regulatory expertise for complex international pharma approvals Noah Therapeutics Pvt. Ltd. Bio - Blockchain Intelligence Pvt. Ltd. f/k/a Clinrarc Services Pvt. Ltd. Type Biobank + blockchain biomedical data intelligence Status Majority/controlling interest acquired — November 2025 (CLOSED) Consideration 8,875,740 NAC shares (~$750M aggregate, Board - determined; no formal third - party appraisal) Land Anchor Counterparty for 147 - acre Vemulapalli Farms (Andhra Pradesh) Infrastructure Biobank vaults, EHR integration, cloud data centers, IoT logistics Standards ISO 9001, CLIA, HIPAA, GDPR, ICH - GCP (planned upon completion) Strategic Role in the Ecosystem: Anchors genomic database + AI - powered analytics capabilities Enables personalized medicine through bio - blockchain data integration Expands IP portfolio across life sciences and precision diagnostics

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MyRxWallet Prana — India Operations & Capitalization Strategy The Operating Engine for APAC Healthcare Infrastructure Capitalization of Prana MyRxWallet Prana Pvt. Ltd. was initially capitalized via issuance of NAC common stock valued at approximately $250M at the Board - determined price of $84.50/share. This equity capitalization is not equivalent to cash, but serves four critical strategic purposes: Establishes Prana's balance sheet for financing and strategic partnerships in India Enables equity - for - equity acquisition structures without immediate cash outlay Provides documented equity value for engagement with Indian government authorities Creates the capitalization framework to be supplemented with offering proceeds Board Valuation Basis: The Board valued NAC common stock at $84.50/share based on its assessment of the strategic asset base including ~$104M in committed land agreements. This is NOT based on a formal third - party appraisal. Market price, if and when traded, may differ materially. ~$250M Prana Initial Capitalization (NAC shares) ~$104.2M Pending Land Cash Consideration ~$750M Bio - Bank Acquisition Consideration (shares) ~$20.25M Noah Therapeutics SPA Consideration 70% stake Noah Therapeutics (pending close) 100% Prana Owned by NAC (Parent)

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The Offering

Regulation A+ Tier 2 | Primary-Only | Best Efforts | Not Yet Qualified

Offering Terms

Issuer:	MyRxWallet North America Corporation
Jurisdiction:	Wyoming Corporation
Offering Type:	Regulation A+ Tier 2 (primary-only)
Shares Offered:	882,127 shares of common stock
Price Per Share:	$85.00
Max Gross Proceeds:	~$74,980,795
Net Proceeds:	~$74,930,795 (after ~$50K offering expenses)
Min Investment:	$500 (may be waived)
No Escrow:	Best-efforts; funds available immediately
Shares Outstanding:	280,352,363 (pre-offering, Colonial-confirmed)
Fully Diluted:	289,532,363 (incl. 10,557,000 reserved note conversion)
Conversion Price:	$125.00/share (Amended Promissory Notes)
Transfer Agent:	Colonial Stock Transfer (Tyler Napier)
Auditor:	LAO Professionals (PCAOB-Registered)
Counsel:	Business Legal Advisors LLC (Brian Higley)

All cap figures per Colonial Stock Transfer as of March 24, 2026 (authoritative source).

Promissory Note Structure

Noteholder:	MyRxWallet Corporation (CEO-controlled)
Principal:	$850,000,000 Amended Promissory Note
Noteholder 2:	Z the Future, LLC (CEO-controlled)
Principal 2:	$297,500,000 Amended Promissory Note
Interest Rate:	7.5% per annum
Conversion:	$125.00/share; 10,557,000 shares reserved
Note Repayment:	Management expects conversion to equity, not cash repayment

Capital Structure Snapshot

Authorized Common:	750,000,000 shares (Wyoming)
Authorized Preferred:	100,000,000 shares
Issued & Outstanding:	280,352,363 (pre-offering)
Treasury Shares:	2,943,000
Reserved (Notes):	10,557,000
Fully Diluted:	289,532,363
Post-Offering Outstanding:	281,234,490 (if all shares sold)

Use of Proceeds Net Proceeds: ~$74.93M | Strategic M&A - Led Deployment | Management Retains Broad Discretion Allocation at Maximum Offering 70% 10% 5% 5% 10% 100% ~$75.0M 50% ~$37.4M 10% ~$7.4M Use of Proceeds $74,980,795 $37,490,440 $7,498,105 Gross Proceeds ($50,000) ($50,000) ($50,000) Less: Offering Expenses $74,930,795 $37,440,440 $7,448,105 Net Proceeds $52,451,557 $26,208,308 $5,213,674 Strategic M&A (70%) $7,493,080 $3,744,044 $744,811 EHR Development (10%) $7,493,080 $3,744,044 $744,811 Working Capital (10%) $3,746,540 $1,872,022 $372,405 Legal/Accounting/Reg (5%) $3,746,540 $1,872,022 $372,405 Land Acq. Deposits (5%) 70% Strategic M&A / Acquisitions 10% EHR Platform Development 10% Working Capital 5% Legal / Accounting / Regulatory 5% Land Acquisition Deposits At 10% – 25% funding: proceeds directed to EHR development, working capital & partial deposits. Full land acquisition closing requires substantially full offering proceeds. Management retains broad discretion over allocation. No minimum offering; actual proceeds may be substantially less than the maximum.

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Leadership Team Founder - Led, Mission - Driven Execution Olivia Trinh Founder | Chairman | CEO | Interim CFO Age: 21 | Appointed: August 2025 Founded MyRxWallet from the ground up in October 2024 — concept through SEC Regulation A+ filing Leads all operations: platform development, SEC compliance, federal grants, and India subsidiary program Assumed Interim CFO role March 2026 upon co - founder resignation; maintained continuity without interruption Devotes ~95% of professional time exclusively to the Company CEO of MyRxWallet Corporation ($850M note) and Managing Director of Z the Future, LLC ($297.5M note) — both CEO - controlled related - party noteholders Beneficial ownership: ~71.48% of voting power (controlling shareholder) Academic background: public health and business administration (University of Nevada, Reno) Scherri A. Harps Independent Director Age: 62 | Appointed: March 1, 2026 | 35,000 shares awarded Serves as the Company's sole independent director Deferred compensation: $14,583.33/month (capped $350K), payable upon Funding Trigger Date Independence preserved continuously from March 1, 2026 per Nasdaq standards Planned Future Hires Permanent CFO (post - qualification, subject to funding) Additional independent directors (Nasdaq requirements) Executive officers in Sales, Clinical Ops & Engineering Board intends to recruit additional independent directors, a permanent CFO, and executive officers following Reg A qualification and receipt of sufficient offering proceeds. No assurance as to timing or terms.

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Path to Market & Development Roadmap

Key Milestones — Subject to Qualification, Regulatory Approval & No Assurance of Completion

Oct 2024	Apr 2026	Jun 2026	Q3 2026*	Q3 2026*	Q3 2026*	Q4 2026*	2027+*
Company Founded	317/317 ONC Inferno Pass	Reg A Under SEC Review	Reg A Qualification	Form 8-A (concurrent)	OTCQB Application	India Land Closings	Revenue & Scale

** Forward-looking milestones — no assurance these will be achieved on the indicated timeline or at all.*

Phase 1: Core Platform (Deployed)

- Patient portal live at myrxwallet.io
- Provider portal at visual parity
- APIs, Hyperledger blockchain infra live
- ONC Inferno 317/317 pass — April 2026

Phase 2: AI & Blockchain Integration

- AI clinical decision support tools (in development)
- Blockchain module certification (ONC)
- Telehealth & patient engagement features
- Backend provider workflow completion

Phase 3: Commercial & Global Expansion

- India campus construction (subject to funding)
- Noah CRO integration (subject to SPA closing)
- WOSB / 8(a) SBA certifications (pending)
- Nasdaq uplisting (targeted 2027–2028; not guaranteed)

Market Opportunity

Multi-Billion Dollar Intersection of EHR, Blockchain & Precision Medicine (Third-Party Estimates)

$38.5B+	$89B+	$8.5B+	$49B+
Global EHR Market (2024 est.)	Healthcare AI Market (2025 est.)	Healthcare Blockchain Market (2026 est.)	Global CRO Market (2025 est.)
Projected ~$105B by 2030	*Growing at 45%+ CAGR*	*Fastest-growing HIT segment*	*Driven by pharma R&D outsourcing*

Market size figures are third-party estimates. The Company's actual addressable market may differ materially. Market size does not indicate expected revenue, share, or returns.

MyRxWallet Competitive Differentiators (Development Stage — Not Yet Commercially Deployed)

ONC-Certified	Patient Data Control	Planned Data Monetization	Global Ecosystem (Planned)	AI-First Architecture
317/317 Inferno (g)(10) pass — April 2026. One of the key technical credentials for EHR interoperability.	Blockchain-secured, patient-permissioned consent architecture vs. traditional hospital-controlled systems.	Token-based patient incentive model under development; subject to applicable legal and regulatory review prior to launch.	India CRO + biobank + U.S. EHR — subject to SPA closing, land acquisition, and funding.	Purpose-built AI for clinical insights and predictive modeling; AI features in active development.

Key Risk Factors Development - Stage Company — Material Risks Disclosed in Form 1 - A (CIK: 0002041886) This is a development - stage company with no revenues, no current market for its shares, and no assurance the offering will be completed or that land acquisitions will close. Independent auditors have expressed substantial doubt about the Company's ability to continue as a going concern. Investors should read the full risk factors in the Form 1 - A before investing. Development Stage No revenues . No commercialized product . No assurance platform will be successfully developed or that users will adopt it . Going concern doubt expressed by independent auditors . No Trading Market No established public trading market. A trading market may never develop. Shares may be illiquid indefinitely. Form 8 - A and OTCQB application are planned but not guaranteed. India Land Acquisitions Prana does NOT currently own any of the land parcels (~$104.2M pending cash consideration). Title transfers only upon full cash payment. No assurance closings will occur. Noah SPA Not Closed Noah Therapeutics acquisition has NOT closed. Noah is not currently a subsidiary. The SPA may not close on expected terms or at all. Related - Party Notes $1.147B in related - party promissory notes held by CEO - controlled entities. Conversion would significantly dilute existing shareholders. Authorized shares may be insufficient. Concentrated Ownership CEO Olivia Trinh controls ~71.48% of voting power. Investors have limited ability to influence corporate decisions. Board Concentration Board currently consists of only two members. Limited independent oversight. Additional directors to be recruited post - qualification. No Minimum Offering No escrow; no minimum raise. Company may close with far less than $74.98M, limiting its ability to fund land acquisitions or full platform development.

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MyRxWallet North America Corporation Redefining Healthcare Data Ownership — One Patient at a Time 317/317 ONC Inferno (g)(10) Pass — April 17, 2026 (inferno.healthit.gov) Reg A+ Tier 2 — 882,127 shares at $85.00 | Max proceeds ~$74.98M | Not yet qualified by the SEC India hyperscale health - data campus + CRO + biobank ecosystem — pending funding and closing Blockchain - anchored, AI - powered, FHIR - native patient data platform (development stage) Form 8 - A planned concurrent with qualification — subject to SEC qualification; not guaranteed Contact Olivia Trinh | Founder, Chairman, CEO & Interim CFO olivia@myrxwallet.io | 725.217.7853 | myrxwallet.io 732 S. 6th Street, #5397, Las Vegas, Nevada 89101 This presentation is for informational purposes only and does not constitute an offer to sell or solicitation to buy securities. Offering statement not yet qualified by the SEC. No commitment may be accepted prior to qualification. All investments involve risk. Prospective investors should read the full Offering Circular on EDGAR (CIK: 0002041886) before investing. References to SAM.gov, UEI, CAGE Code, ONC certifications, and federal programs do not imply government endorsement.

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